HEARTLAND BRIDGE CAPITAL, INC.

THE SECURITIES WERE ORIGINALLY ISSUED EXEMPT FROM REGISTRATION UNDER TITLE 11, SECTION 1145 OF THE U.S. CODE

HLBC No. [__] (Amended)	No. of Warrants: [________]

STOCK PURCHASE WARRANT

THIS IS TO CERTIFY that, for value received, [___________], an individual, or his/her/its assigns (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from Heartland Bridge Capital, Inc., a Delaware corporation (the “Company”), up to [_____________] fully paid and nonassessable shares of common stock of the Company (the “Warrant Securities”) at $0.50 per share, as adjusted under Section 4 (the “Exercise Price”), upon payment by cashier’s check or wire transfer of the Purchase Price (as defined below) for such shares of the common stock to the Company at the Company’s offices.

1.          History of Warrant. The Holder received this Warrant in exchange for Warrant HLBC No. [___], which this Warrant replaces in full. This Warrant is being drafted to reflect the Holder’s ownership of the original warrant rights. The terms of this Warrant are identical to the original warrant, other then the exercise price, which has been repriced

2.          Exercisability. This Warrant may be exercised into the Warrant Securities or a portion thereof at any time, or from time to time, between the date hereof and 5:00 p.m. Eastern Standard Time on January 4, 2014, by presentation and surrender hereof to the Company of a notice of election to purchase duly executed and accompanied by payment by check or wire transfer of the Purchase Price, which is determined by multiplying the number of shares of common stock for which this Warrant is being exercised by the Exercise Price, both as may be adjusted from time to time in accordance with the provisions of this Warrant. The Exercise Price may be modified by a vote of the Board of Directors, provided that such price is not higher than $1.00 per share.

3.          Manner of Exercise. In case of the purchase of less than all of the Warrant Securities, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of this Warrant, the issuance of certificates for securities, properties, or rights underlying this Warrant shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof: provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder.

If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Securities so purchased, upon presentation and surrender to the Company of the form of election to purchase attached hereto duly executed, and accompanied by payment of the Purchase Price.

4.             Adjustment in Number of Shares.

(a)          Adjustment for Reclassifications. In case at any time or from time to time after the issue date the holders of the common stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, additional stock or other securities or property (including cash) by way of stock split, spin-off, reclassification, combination of shares, or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary’s capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of common stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted proportionally.

(b)          Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 2 at any time after the consummation of such reorganization, consolidation, merger, or conveyance, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, an equitable amount of shares of stock or other securities or property upon the exercise of this Warrant after such consummation.

5.          No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

6.          Cashless Conversion of Warrants. Notwithstanding any provisions herein to the contrary, the Holder may convert this Warrant into that number of shares of the Company’s common stock by surrender of this Warrant at the principal office of the Company together with the properly endorsed form of election to purchase in which event the Company shall issue to the holder hereof a number of shares of the Company’s common stock computed using the following formula:

X = Y (A-B)

A

Where X =	the number of shares of the Company’s common stock to be issued to the holder hereof

Y =	the number of shares of the Company’s common stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Company’s common stock (at the date of such calculation)

B =	the Exercise Price

All references herein to an “exercise” of the Warrant shall include a conversion pursuant to this Section 6.  For the purposes of the above calculation, the Fair Market Value of one share of the Company’s common stock as of a particular date shall mean:

(a)          If traded on a securities exchange or the NASDAQ National Market, the Fair Market Value shall be deemed to be the closing price of the common stock of the Company on such exchange or market on the date in question. If there is no closing selling price for such common stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such a quotation exists;

(b)          If actively traded over-the-counter, the Fair Market Value shall be deemed to be the closing bid price of the common stock of the Company on the date in question. If there is no closing selling price for such common stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such a quotation exists;

(c)          If the Company’s common stock is traded on multiple platforms, the Board of Directors of the Company shall determine the primary market for such common stock; and

(d)          If there is no active public market, the “Fair Market Value” shall be the value thereof, as determined in good faith by the Company’s Board of Directors after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

A stock certificate representing the appropriate number of shares of the common stock shall be delivered to the holder hereof within five (5) days following the date of exercise.

7.          No Stockholder Rights. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

8.          Exchange. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

9.          Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties, or rights receivable upon exercise of this Warrant.

10.         Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of common stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of common stock or other securities, properties, or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price, all shares of common stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable, and not subject to the preemptive rights of any stockholder.

11.         Absolute Owner. The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

12.         Common Stock Ownership Limitation. Notwithstanding any other provision governing the Warrant, if as of the date of exercise, the Company has registered its common stock under Section 12 of the Securities Exchange Act of 1934, as amended, the Holder may not exercise this Warrant to the extent that immediately following such exercise the Holder would beneficially own more that 4.99% of the outstanding common stock of the Company. For this purpose, a representation of the Holder that following such exercise it would not beneficially own more than 4.99% of the outstanding common stock of the Company shall be conclusive and binding upon the Company.

13.         Not Redeemable or Cancellable. This Warrant is not redeemable or cancellable by the Company.

14.         Notices to Holder. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

(a)          the Company shall take a record of the holders of any class of its securities for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)           the Company shall offer to all the holders of a class of its securities any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option or warrant to subscribe therefor; or

(c)           a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed.

then, in any one or more of said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up, or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

15.         Informational Requirements. The Company will transmit to the Holder such information, documents, and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

16.         Notice. Notices to be given to the Company or the Holder shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger, or by facsimile transmission. Notices shall be deemed to have been received on the date of personal delivery or facsimile transmission. The address of the Company and of the Holder shall be as set forth in the Company’s books and records.

17.         Consent to Jurisdiction and Service. The Company consents to the jurisdiction of any court of the State of Texas, and of any federal court located in Texas, in any action or proceeding arising out of or in connection with this Warrant. The Company waives personal service of any summons, complaint, or other process in connection with any such action or proceeding and agrees that service thereof may be made at the location provided in Section 16 hereof, or, in the alternative, in any other form or manner permitted by law. The Holder and Company agree that Fort Bend County, Texas shall be deemed proper venue.

18.         Successors. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder, and their respective legal representatives, successors, and assigns.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its Chief Executive Officer and to be delivered in the Township of Mahwah, New Jersey.

Dated: [________], 2012	HEARTLAND BRIDGE CAPITAL, INC.,
a Delaware corporation

	By:	James F. Groelinger
	Its:	Chief Executive Officer

[FORM OF ELECTION TO PURCHASE]

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by this Warrant Certificate for, and to purchase securities of, Heartland Bridge Capital, Inc. and herewith makes payment of $__________ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to ___________________, whose address is ______________________________.

Dated: ____________________, 20___

By:
Its:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other
Identifying Number of Holder)

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